EXHIBIT 99.1

USA Equities Corp. (USAQ), Announces its Application to Up-list to the OTCQB

West Palm Beach, FL – September 30, 2020 –USA Equities Corp. (OTC Link: USAQ), a company focused on value-based healthcare solutions and physician-directed digital medicine, is proud to announce that it has begun the application process for an up-list of its common stock to the OTCQB® Venture Marketplace. Unlike the OTC PINK, the OTCQB is recognized by the Securities and Exchange Commission (SEC) as an established public market and provides current public information to investors that need to analyze, value, and trade securities.

Because the OTCQB increases transparency, reporting standards, management certification and compliance requirements, this can result in greater liquidity and awareness for companies that meet the OTCQB tier standard.

“It has been an exciting past few months for USAQ as our wholly owned subsidiary Medical Practice Income introduced its unique software as a medical device platform to over 200 practicing physicians. The real life field experience with 200 plus physicians will form the basis from which we can verify all of the platforms features as we move towards a full scale launch of our software as a medical device. This strategic move creates the perfect time to move the Company to the next level,” stated USA Equities Corp President & CEO Troy Grogan.

It’s widely accepted that moving off of the ‘pinks’ to trading on the OTCQB can contribute to greater trading liquidity, a broader awareness and acceptance of the Company by the broker dealer and institutional investor community. This broader acceptance and added liquidity should result in the expansion of our shareholder base while adding to shareholder value.

“Our overall focus is on enhancing the diagnostic and patient monitoring capability of physicians while building a solid and profitable virtual care, digital medicine and remote patient monitoring business that will deliver meaningful economic returns to our shareholders. We believe this up listing, with its many benefits, will serve as a stepping stone to a future up listing on the NASDAQ or NYSE as we continue on our exciting growth curve,” continued Mr. Grogan.

For more information about Medical Practice Income, or to become a participating physician, please visit https://www.medicalpracticeincome.com/opportunities.

About USA Equities Corp (OTC Link: USAQ)

On December 20, 2019 USA Equities Corp entered into and consummated a share exchange with the former stockholders of Medical Practice Income, Inc. (MPI), a Florida corporation. As a result of the Share Exchange, MPI became our wholly-owned-subsidiary. We are focused on value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior based remote patient monitoring, chronic care and preventive medicine. The Company’s intellectual properties, products and information service portfolio is directed towards prevention, early detection, management and reversal of cardio-metabolic and other chronic diseases. Our principle objectives are to develop proprietary software tools, devices, and approaches, providing more granular, timely, and specific clinical decision-making information for practicing physicians and other health care providers to address todays obese, diabetic and cardiovascular disease population and is located in West Palm Beach, Florida. For more information, visit www.MedicalPracticeIncome.com/discover .

Forward-Looking Statements

This press release contains forward-looking statements which are identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that involve risks and uncertainties. These statements have not been based solely on historical facts but on USA Equities Corp current expectations about future events and results. You should consider that as such statements relate to future matters, they are subject to various inherent risks, uncertainties and assumptions that could cause actual results or events to differ materially from expectations described in the forward-looking statement. Various important factors could cause actual results or events to differ materially from the forward-looking statements that USA Equities Corp makes, including, but not limited to, the risk that software development and studies may be delayed and may not have satisfactory outcomes, the risk that costs required to continue our Software as a Service (SaaS) or to expand our operations will be higher than anticipated and other risks described in the “Risk Factors” section of our Annual Report on Form 10-K filed by USA Equities Corp with the SEC on February 21, 2020. Except where required by law, USA Equities Corp. has no intention to update or revise forward looking statements, or to publish prospective financial information in the future, regardless of whether new information, future events or any other factors affect the information contained in this presentation. None of USA Equities Corp Directors, Consultants, or any other person named with their consent in this presentation can assure you that any forward-looking statement or result expressed or implied by any forward-looking statement will be achieved.

Investor & Media Contact:
Olivia Giamanco
Medical Practice Income, Inc.
(929) 374-6503
Admin@medicalpracticeincome.com